EXHIBIT 12.  STATEMENT RE:
Computation of Ratio of Earnings to Fixed Charges

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
                                           SIX
                                       MONTHS ENDED
                                       DECEMBER 31,                     YEAR ENDED JUNE 30,
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                                            1996/(1)/         1996            1995           1994           1993
                                     ---------------------------------------------------------------------------
                                                                          (DOLLARS IN THOUSANDS)
INCLUSIVE OF INTEREST ON DEPOSITS:
EARNINGS:
Pre-tax income                               28,593         28,488          24,359         21,216         21,913
Add: Fixed charges                           68,896         93,481          73,593         69,867         74,438
         Loss on equity investments               -              -               -              -              -
Less: Interest capitalized                     (271)          (579)           (665)          (376)          (317)
                                     ---------------------------------------------------------------------------
Earnings                                     97,218        121,390          97,287         90,707         96,034
                                     ===========================================================================

FIXED CHARGES:
Interest on deposits                         47,967         63,325          55,794         53,004         59,305
Interest on borrowed funds                   20,664         29,896          17,573         16,690         15,006
Rent expense                                    265            260             226            173            127
                                     ---------------------------------------------------------------------------
Fixed charges                                68,896         93,481          73,593         69,867         74,438
                                     ===========================================================================
Ratio of earnings to fixed charges
  inclusive of interest on deposits            1.41           1.30            1.32           1.30           1.29
                                     ===========================================================================

EXCLUSIVE OF INTEREST ON DEPOSITS:
EARNINGS:
Pre-tax income                               28,593         28,488          24,359         21,216         21,913
Add: Fixed charges                           20,929         30,156          17,799         16,863         15,133
         Loss on equity investments               -              -               -              -              -
Less: Interest capitalized                     (271)          (579)           (665)          (376)          (317)
                                     ---------------------------------------------------------------------------
Earnings                                     49,251         58,065          41,493         37,703         36,729
                                     ===========================================================================

FIXED CHARGES:
Interest on deposits                              -              -               -              -              -
Interest on borrowed funds                   20,664         29,896          17,573         16,690         15,006
Rent expense                                    265            260             226            173            127
                                     ---------------------------------------------------------------------------
Fixed charges                                20,929         30,156          17,799         16,863         15,133
                                     ===========================================================================
Ratio of earnings to fixed charges
  exclusive of interest on deposits            2.35           1.93            2.33           2.24           2.43
                                     ===========================================================================
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/(1)Excludes the impact of the
 special SAIF assessment.